Exhibit 3.2

THE ODP CORPORATION

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

AMENDED AND RESTATED

BY-LAWS

As of December 9, 2025

ARTICLE I.

OFFICES.

The registered office of The ODP Corporation (the “Corporation”) shall be located in the state of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation. The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS.

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice of Meetings. Written notice of the time and place of any stockholders’ meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery, by email or by mailing the same to such stockholder at such stockholder’s address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.

Section 5. Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6. Voting List. The Secretary shall prepare and make available, at least ten

(10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten (10) days to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 7. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in such stockholder’s name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 8. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested and by email to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10. Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the President shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE III.

DIRECTORS.

Section 1. Number and Qualifications: The Board of Directors shall consist initially of such number of directors as is set forth in the Statement of the Sole Incorporator, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 2. Election of Directors: The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3. Duration of Office: The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualified, or their earlier resignation or removal.

Section 4. Removal and Resignation of Directors: Except as set forth in the Certificate of Incorporation, any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 5. Filling of Vacancies: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum; provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

Any person elected to fill a vacancy shall hold office until the next annual election and until such person’s successor is elected and qualified or until such person’s earlier resignation or removal.

Section 6. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 7. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the President or by any two directors.

Section 8. Notice and Place of Meetings: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting, shall be sufficiently given if delivered to such director at his or her residence or usual place of business by mail at least two (2) days before the day on which the meeting is to be held, or delivered by e-mail, personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 10. Quorum: A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by the General Corporation Law of the State of Delaware ( the “DGCL”) or by the Certificate of Incorporation or these By-laws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 11. Compensation: The directors shall not receive any stated salary for their services as directors, unless otherwise determined by resolution of the Board of Directors, which compensation may include a fixed fee and expenses of attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 13. Meetings Through Use of Communications Equipment: Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.

COMMITTEES.

Section 1. Executive Committee: The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the DGCL, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

Section 2. Other Committees: Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 5. Record of Proceedings, etc.: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 6. Organization, Meetings, Notices, etc.: A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary or by the chairman of the committee and shall be sufficiently given if delivered to each member at his or her residence or usual place of business by mail at least two (2) days before the day on which the meeting is to be held or delivered by email, personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V.

OFFICERS.

Section 1. Number: The officers of the Corporation shall be a President and a Secretary and such other officers as may be appointed in accordance with the provisions of this ARTICLE V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this ARTICLE V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until such officer’s successor shall have been chosen and shall qualify. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers: Other officers, including one or more vice-presidents, assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors.

Section 4. Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.

Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such powers and perform such duties as may from time to time be assigned to such person by the Board of Directors.

Section 9. President: In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The President shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 10. Vice-Presidents: The vice-president, or vice-presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in the President’s absence, or in case of the President’s inability to perform his or her duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The vice-presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 11. Secretary: The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to such person by the Board of Directors, or as are prescribed by these By-laws.

ARTICLE VI.

CAPITAL STOCK.

Section 1. Issue of Certificates of Stock: Shares of the capital stock of the Corporation will be uncertificated, as provided under the DGCL, unless otherwise determined by the Board of Directors.

Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by such person. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 1. Fiscal Year: The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. Corporate Seal: The corporate seal, if any, shall be in such form as approved by the Board of Directors and may be altered if so determined by the Board of Directors. The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Notices: Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by personal delivery, by mail at such person’s address, with postage thereon prepaid, or by e-mail, to the person entitled thereto at such person’s e-mail address, as the same appears upon the books of the Corporation, and such notice shall be deemed to be given at the time it is delivered (with no error message received).

Section 4. Waiver of Notice: Any stockholder or director may at any time, by writing, waive any notice required to be given under these By-laws, and if any stockholder or director shall be present at any meeting his, her or its presence shall constitute a waiver of such notice.

Section 5. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or any Vice President or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

ARTICLE IX.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS.

Section 1. Coverage: Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she is or was a director, officer of the Corporation (which term shall include any predecessor corporation of the Corporation) or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, including service with respect to employee benefit plans (“indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement or other disposition) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this ARTICLE IX shall be a contract right that vests at the time of such person’s service to or at the request of the Corporation and includes the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE IX or otherwise.

Section 2. Claims: To obtain indemnification under this ARTICLE IX, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon such written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as defined below), or (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless the commencement of an action, suit or proceeding for which indemnification is claimed occurs within two years of December 10, 2025, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this ARTICLE IX.

Section 3. Enforcement of Claims: If a claim under Section 1 of this ARTICLE IX is not paid in full by the Corporation within 60 days after a written claim pursuant to Section 2 of this ARTICLE IX has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. If a determination shall have been made pursuant to this Section 3 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 3. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3 that the procedures and presumptions of this ARTICLE IX are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this ARTICLE IX.

Section 4. Enforceability: If any provision or provisions of this ARTICLE IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this ARTICLE IX (including, without limitation, each portion of any paragraph of this ARTICLE IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this ARTICLE IX (including, without limitation, each such portion of any paragraph of this ARTICLE IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 5. Rights Not Exclusive: The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE IX (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or Board of Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. No repeal or modification of this ARTICLE IX shall in any way diminish or adversely affect the rights of any current or former director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 6. Employees and Agents: Persons who are not covered by the foregoing provisions of this ARTICLE IX and who are or were employees or agents of the Corporation may be indemnified and may have their expenses paid to the extent and subject to such terms and conditions as may be authorized at any time or from time to time by the Board of Directors or the Chief Executive Officer.

Section 7. Insurance: The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is serving or has served at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE IX.

Section 8. Merger or Consolidation: For purposes of this ARTICLE IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9. Notices: Any notice, request or other communication required or permitted to be given to the Corporation under this ARTICLE IX shall be in writing and either delivered in person or sent by a form of electronic transmission, including electronic mail, by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

ARTICLE X.

AMENDMENTS.

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-laws; provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

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